Exhibit
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74832) pertaining to the 401(k) Plan of Virco Mfg. Corporation of our report dated June 16, 2006, with respect to the financial statements and schedule of the Virco Mfg. Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Los Angeles, California
June 28, 2006

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